Exhibit 23.2

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors
Newtown Lane Marketing, Incorporated

We consent to the inclusion in the foregoing Amendment No. 2 to the Registration Statement on Form SB-2 of our report, dated May 22, 2006, relating to the financial statements of Newtown Lane Marketing, Incorporated as of March 31, 2006 and for the period from September 26, 2005 (inception) through March 31, 2006. We also consent to the reference to our firm under the caption "Experts".


/s/ Malone & Bailey, PC
-----------------------
Malone & Bailey, PC
Houston, Texas
September 7, 2006


                                      II-8